UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):            March 18, 2005

CTI Molecular Imaging, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49867	62-1377363

(Commission File Number)	(IRS Employer Identification Number)

810 Innovation Drive, Knoxville, TN	37932

(Address of Principal Executive Offices)	(Zip Code)

(865) 218-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1–Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Section 9– Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT & PLAN OF MERGER
EX-4.1 FIRST AMENDMENT TO STOCKHOLDER PROTECTION
EX-10.1 STOCKHOLDERS SUPPORT AGREEMENT
EX-10.2 STOCKHOLDERS SUPPORT AGREEMENT
EX-10.3 STOCKHOLDERS SUPPORT AGREEMENT
EX-10.4 STOCKHOLDERS SUPPORT AGREEMENT
EX-10.5 AMENDMENT #1 TO CHANGE IN CONTROL

Section 1–Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On March 18, 2005, CTI Molecular Imaging, Inc. (“CTI”), Siemens Medical Solutions USA, Inc. (“Siemens”), a wholly owned subsidiary of Siemens AG, and an acquisition subsidiary of Siemens (“Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Concurrently, (1) CTI and SunTrust Bank entered into an amendment to CTI’s Stockholder Protection Rights Agreement, (2) Siemens entered into Stockholder Support Agreements with certain directors and officers of CTI with significant holdings of CTI’s common stock, and (3) one officer of CTI entered into an amendment to his Change in Control Agreement with CTI.

Merger Agreement

     The Merger Agreement provides for Siemens to acquire CTI by causing Purchaser to commence a cash tender offer (the “Offer”) for all of the issued and outstanding capital stock of CTI other than shares held by CTI, Siemens, Purchaser, or their subsidiaries. The Offer will provide for Siemens to offer each holder of CTI’s common stock $20.50 per share, net to the seller in cash. The Merger Agreement requires that Siemens and Purchaser commence the Offer not later than April 1, 2005 (10 business days after the date of the Merger Agreement) and keep the Offer open until the 20th business day after commencement.

     Closing of the Offer is subject to a number of standard conditions set forth in the Merger Agreement, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the German Act Against Restraints on Competition. Closing of the Offer also is subject to the condition that, immediately prior to the expiration of the Offer, a number of shares of CTI common stock that, when added to shares already beneficially owned by Siemens and its direct and indirect subsidiaries, constitutes a majority of the then-outstanding shares of CTI common stock on a fully diluted basis shall have been validly tendered and not withdrawn.

     The Merger Agreement provides that, following the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will merge with and into CTI (the “Merger”). As a result of the Merger, the separate corporate existence of Purchaser will cease and CTI will continue as the surviving corporation in the Merger. At the effective time of the Merger, each outstanding share of CTI’s common stock (other than shares held by (i) CTI or any of its subsidiaries, (ii) Siemens or Purchaser or any of their respective subsidiaries, or (iii) stockholders who are entitled to and have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be converted automatically into the right to receive an amount equal to $20.50 per share, in cash, without interest thereon.

     Outstanding CTI stock options, whether or not vested or exercisable, will be canceled at the time of the Merger, and the holders of those options thereafter will be entitled to receive an amount in cash equal to the difference between $20.50 and the exercise price of the option, for each share of CTI common stock formerly subject to the option. Outstanding shares of restricted stock will become vested at the time of the Merger and thereafter will be converted into the right to receive $20.50 per share, in cash, without interest thereon. Outstanding equity awards representing the right to receive shares of CTI common stock in the future, whether or not vested, will be canceled at the time of the Merger, and the holders of those awards thereafter will be entitled to receive $20.50 in cash, without interest, for each share of CTI common stock formerly subject to the award. Warrants for the purchase of CTI common stock that remain outstanding at the effective time of the Merger thereafter may be exercised, and upon payment of the applicable exercise price a warrantholder will be entitled to receive $20.50 in cash, without interest, for each share of CTI common stock subject to the warrant.

     Siemens and CTI have made customary representations, warranties and covenants in the Merger Agreement, including CTI making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, subject to the requirements of the fiduciary duties of CTI’s Board of Directors.

     The Merger Agreement contains certain termination rights for both Siemens and CTI, including that either Siemens or CTI may terminate if the Offer has not been consummated on or before September 30, 2005, and further provides that, upon termination of the Merger Agreement under certain circumstances, CTI may be obligated to pay Siemens a termination fee of $30 million and to reimburse Siemens for up to $3 million of transaction expenses incurred by Siemens.

     A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Stockholder Support Agreements

     In connection with the execution of the Merger Agreement, on March 18, 2005, Siemens and Purchaser entered into Stockholder Support Agreements (the “Support Agreements”) with the following persons (the “Stockholders”):

•	Terry D. Douglass, Ph.D., Chairman of CTI’s Board of Directors, and certain other persons affiliated with Dr. Douglass;

•	Ronald Nutt, Ph.D., CTI’s President and Chief Executive Officer, and certain other persons affiliated with Dr. Nutt;

•	Michael E. Phelps, Ph.D., a member of CTI’s Board of Directors, and his wife; and

•	Robert E. Nutt, President of CTI’s subsidiary CTI Concorde Microsystems, LLC, and certain other persons affiliated with Mr. Nutt.

     Pursuant to the Support Agreements, the Stockholders have agreed, subject to certain conditions, to tender all of their shares of CTI common stock in the Offer and have agreed to vote all of their shares in favor of the Merger and against any competing transaction. In addition, each of the Stockholders agreed to certain non-competition and non-solicitation provisions for a period of three years after the effective time of the Merger.

     The directors, officers and related entities who have entered into the Support Agreements hold, in the aggregate, 12,735,354 shares of CTI’s common stock outstanding on March 18, 2005. In addition, the Support Agreements apply to shares of CTI’s common stock acquired by these directors, officers, and related entities after March 18, 2005, including the 508,514 shares of common stock issuable to such persons upon the conversion or exercise of derivative securities such as stock options and equity awards representing the right to receive shares of CTI common stock in the future.

     Copies of the Support Agreements are attached as Exhibit 10.1 (Dr. Douglass and affiliates), Exhibit 10.2 (Dr. Nutt and affiliates), Exhibit 10.3 (Dr. Phelps and affiliates), and Exhibit 10.4 (Mr. Nutt and affiliates) to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text of the Support Agreements.

Amendment of Rights Plan

     CTI previously has entered into a Stockholder Protection Rights Agreement (the “Rights Agreement”) with SunTrust Bank, Atlanta, as rights agent (“SunTrust”). Under the Rights Agreement, one stockholder right (a “Right”) is attached to each share of CTI’s common stock. The Rights are transferable only with the common stock until they become exercisable, are terminated or expire. In connection with the execution of the Merger Agreement, on March 17, 2005 CTI and SunTrust entered into a First Amendment to Stockholder Protection Rights Agreement (the “Rights Amendment”) to provide that the Rights will not become exercisable upon the occurrence of any of the following events:

•	the execution of the Merger Agreement,

•	the making of the Offer.

•	the acceptance of shares of CTI common stock for payment by Purchaser pursuant to the Offer, or

•	the consummation of the Merger.

     In addition, the Rights Amendment provides that the Rights will expire at the effective time of the Merger.

     A copy of the Rights Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Rights Amendment is qualified in its entirety by reference to the full text of the Rights Amendment.

Amendment of Change in Control Agreement

     CTI previously has entered into (i) a Change in Control Agreement dated December 17, 2002 (the “Brophy Agreement”) with R. Gregory Brophy, President of CTI PET Systems, Inc. (“CPS”), a subsidiary of CTI, 49.9% of the capital stock in which is owned by Siemens, and (ii) a letter agreement dated August 2, 2002 (the “Brophy Letter”) with Mr. Brophy pertaining to his employment by CTI. Certain provisions of the Brophy Letter restrict Mr. Brophy’s ability, following a termination of his employment, to compete with CTI or to solicit CTI employees for other employment. In connection with the execution of the Merger Agreement, on March 18, 2005 CTI and Mr. Brophy entered into an Amendment No. 1 to Change in Control Agreement (the “Brophy Amendment”) to provide that these provisions of the Brophy Letter will apply to Mr. Brophy’s employment under the Brophy Agreement during the employment period following a change of control.

     A copy of the Brophy Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Brophy Amendment is qualified in its entirety by reference to the full text of the Brophy Amendment.

Section 9–Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     (b) Pro Forma Financial Information.

     (c) Exhibits. The exhibits required by Item 601 of Regulation S-K are incorporated herein by reference and are listed on the attached Exhibit Index, which begins on page 5 of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI MOLECULAR IMAGING, INC.
By:	/s/ David N. Gill
David N. Gill
Corporate Vice President and Chief Financial Officer

Date:      March 24, 2005

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger dated as of March 18, 2005 among Siemens Medical Solutions USA, Inc., MI Merger Co., and CTI Molecular Imaging, Inc.

4.1	First Amendment to Stockholder Protection Rights Agreement dated as of March 17, 2005 between CTI Molecular Imaging, Inc. and SunTrust Bank as Rights Agent.

10.1	Stockholder Support Agreement dated as of March 18, 2005 among Siemens Medical Solutions USA, Inc., MI Merger Co., Terry D. Douglass, Ph.D., Revocable Charitable Trust of Terry and Rosann Douglass, Vision Investments, LLC, and ProVision Foundation.

10.2	Stockholder Support Agreement dated as of March 18, 2005 among Siemens Medical Solutions USA, Inc., MI Merger Co., Ronald Nutt, Ph.D., Ron & Earleene Nutt Irrevocable Trust, Grantor Retained Annuity Trust For Ronald Nutt, RN Investments, LLC, Randii Nichole Goble Present Interest Trust, Ronald James Goble Present Interest Trust, Zoe Eve Nutt Present Interest Trust, Richard Alexander Goble Present Interest Trust, Randall Carter Nutt Present Interest Trust, Robert Daniel Nutt Present Interest Trust, and John Brooks Nutt Present Interest Trust.

10.3	Stockholder Support Agreement dated as of March 18, 2005 among Siemens Medical Solutions USA, Inc., MI Merger Co., Michael E. Phelps, Ph.D., and Patricia E. Phelps.

10.4	Stockholder Support Agreement dated as of March 18, 2005 among Siemens Medical Solutions USA, Inc., MI Merger Co., Robert E. Nutt, and Robert E. Nutt Irrevocable Trust.

10.5	Amendment No. 1 to Change in Control Agreement dated March 18, 2005 between CTI Molecular Imaging, Inc. and R. Gregory Brophy.

99.1	Press release dated March 18, 2005 (incorporated by reference to the press release filed under cover of Schedule 14D-9 by CTI Molecular Imaging, Inc. on March 18, 2005)

*	The Company agrees by this filing to supplementally furnish to the Commission, upon request, a copy of the schedules to this agreement.